Registration No. 333-

       As filed with the Securities and Exchange Commission on March 1, 1999

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM S-3

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             ----------------------

                           LOUISIANA-PACIFIC CORPORATION
              (Exact Name of Registrant as Specified in its Charter)

        Delaware                        2421                    93-0609074
(State of Incorporation)   (Primary Standard Industrial      (I.R.S. Employer
                            Classification Code Number)      Identification No.)

                              111 S.W. Fifth Avenue
                             Portland, Oregon 97204
                                 (503) 221-0800

                          (Principal Executive Offices)

                              Gary Wilkerson, Esq.
                       Vice President and General Counsel
                          Louisiana-Pacific Corporation
                              111 S.W. Fifth Avenue
                             Portland, Oregon 97204
                            Telephone: (503) 221-0800
                               (Agent for Service)

                             ----------------------

                                    Copy to:
                              Mark E. Betzen, Esq.
                           Jones, Day, Reavis & Pogue
                            2300 Trammell Crow Center
                                2001 Ross Avenue
                            Dallas, Texas 75201-2958
                            Telephone: (214) 220-3939

                             ----------------------

      Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

      If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box. |_|

      If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

      If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. |_|

      If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |X|

                             ----------------------

                         CALCULATION OF REGISTRATION FEE

======================================================================================================================
                                                                   Proposed         Proposed maximum       Amount of
Title of each class of securities to        Amount to be       maximum offering        aggregate         registration
         be registered                       registered         price per unit       offering price           fee
----------------------------------------------------------------------------------------------------------------------
Debt Securities(1).....................
                  Total................    $500,000,000(2)            (3)            $500,000,000(2)         $139,000
======================================================================================================================

(1) Also includes such indeterminate principal amount of Debt Securities and such indeterminate number of shares of preferred stock or common stock as may be issuable upon conversion or exchange of any Debt Securities that provide for conversion or exchange into or for such other securities.

(2) In United States dollars or the equivalent thereof in any other currency, currency unit or unit or composite currency or currencies. The amount specified represents the aggregate initial offering price of the securities registered hereunder, exclusive of any accrued interest.

(3) The proposed maximum offering price per unit will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder.

                           --------------------------

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement will thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                   SUBJECT TO COMPLETION, DATED MARCH 1, 1999

The information in this prospectus is not complete and may be changed. Louisiana-Pacific may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where such offer or sale is prohibited.

PROSPECTUS

                                  $500,000,000

                          LOUISIANA-PACIFIC CORPORATION

                                 Debt Securities

                                 ---------------

      Louisiana-Pacific may offer up to $500,000,000 of its debt securities from time to time in one or more series. Louisiana-Pacific will determine the amount, price and other terms of any such offering on the basis of market conditions and other factors existing at the time of such offering.

      The terms of each offering of debt securities will be set forth in a prospectus supplement. You should read this prospectus and the accompanying prospectus supplement carefully before you invest.

                                 ---------------

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                 ---------------

                   This prospectus is dated __________ __, 1999.

                                 TABLE OF CONTENTS

ABOUT THIS PROSPECTUS..........................................................3

WHERE YOU CAN FIND MORE INFORMATION............................................3

INCORPORATION OF DOCUMENTS BY REFERENCE........................................3

LOUISIANA-PACIFIC..............................................................4

USE OF PROCEEDS................................................................4

RATIO OF EARNINGS TO FIXED CHARGES.............................................4

DESCRIPTION OF DEBT SECURITIES.................................................5

PLAN OF DISTRIBUTION..........................................................12

VALIDITY OF SECURITIES........................................................12

EXPERTS.......................................................................12

ABOUT FORWARD-LOOKING STATEMENTS..............................................13

                               ABOUT THIS PROSPECTUS

      This prospectus is part of a registration statement that Louisiana-Pacific filed with the Securities and Exchange Commission to register the distribution of the debt securities described in this prospectus under the Securities Act of 1933 (the "Registration Statement"). Louisiana-Pacific may from time to time sell the debt securities in one or more offerings up to a total dollar amount of $500,000,000 or the equivalent of this amount in foreign currencies or foreign currency units.

      This prospectus provides you with a general description of the debt securities. Each time Louisiana-Pacific offers the debt securities, Louisiana-Pacific will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also supplement, modify or supersede other information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the information incorporated by reference as described below under the heading "Incorporation of Documents by Reference."

      You should rely only on the information provided in this prospectus and in any prospectus supplement, including the information incorporated by reference. Louisiana-Pacific has not authorized anyone to provide you with different information. Louisiana-Pacific is not offering the debt securities in any state where the offer is not permitted. You should not assume that the information in this prospectus, or any supplement to this prospectus, is accurate at any date other than the date indicated on the cover page of these documents.

                       WHERE YOU CAN FIND MORE INFORMATION

      The Registration Statement, including the exhibits thereto, contains additional information regarding Louisiana- Pacific and the debt securities. The statements contained in this prospectus regarding the provisions of any other document are not necessarily complete. Accordingly, these statements are qualified in their entirety by reference to the documents filed as exhibits to the Registration Statement or otherwise filed with the Commission.

      In addition to the Registration Statement, Louisiana-Pacific files reports, proxy statements and other documents with the Securities and Exchange Commission under the Securities Exchange Act of 1934. You may read and copy these reports, proxy statements and other documents at the following locations of the Commission:

Public Reference Room    New York Regional Office      Chicago Regional Office
450 Fifth Street, N.W.     7 World Trade Center             Citicorp Center
      Room 1024                 Suite 1300             500 West Madison Street
Washington, D.C. 20549   New York, New York 10048             Suite 1400
                                                    Chicago, Illinois 60661-2511

      You may also obtain copies of these documents by mail from the Public Reference Section of the Commission, 450 Fifth street, N.W., Room 1024, Washington, D.C. 2054, at prescribed rates. You may obtain information regarding the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330.

      The Commission maintains an Internet site that contains reports, proxy statements and other documents relating to issuers, like Louisiana-Pacific, who file electronically with the Commission. The address of that site is http://www.sec.gov.

      You may also inspect reports, proxy statements and other documents relating to Louisiana-Pacific at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York.

                     INCORPORATION OF DOCUMENTS BY REFERENCE

      As specified below, certain documents filed or to be filed by Louisiana-Pacific with the Commission are incorporated by reference into this prospectus. The information contained in these documents is considered to be part of this prospectus, except that the information contained in later-dated documents will supplement, modify or supersede, as applicable, the information contained in earlier-dated documents.

      Louisiana-Pacific incorporates by reference into this prospectus the documents listed below and all documents filed by Louisiana-Pacific with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and prior to the time that the offering made by this prospectus is completed.

      o Louisiana-Pacific's Annual Report on Form 10-K for the year ended December 31, 1997, as amended;

      o Louisiana-Pacific's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998; and

      o Louisiana-Pacific's Current Reports on Form 8-K, filed on May 26, 1998, July 15, 1998, and August 7, 1998.

      You may obtain without charge a copy of any of the documents incorporated by reference into this prospectus, except for any exhibits to those documents that are not expressly incorporated by reference into these documents, by writing or telephoning Louisiana-Pacific Corporation, 111 S.W. Fifth Avenue, Portland, Oregon 97204, Attention: Investor Relations (telephone: (503) 221-0800).

                                LOUISIANA-PACIFIC

      Louisiana-Pacific Corporation is a major building and forest products firm, operating approximately 90 facilities in the United States, Canada and Ireland. Louisiana-Pacific's principal products are structural and industrial panel products, lumber, engineered wood products, cellulose insulation and speciality products.

      Louisiana-Pacific's principal executive offices are located at 111 S.W. Fifth Avenue, Portland, Oregon 97204. Louisiana-Pacific's telephone number at those offices is (503) 221-0800.

                                 USE OF PROCEEDS

      Unless otherwise specified in the accompanying prospectus supplement, the net proceeds from the sale of the securities offered hereby will be used by Louisiana-Pacific for general corporate purposes, which may include repayment of debt, acquisitions, research and development, plant expansions and further investments in manufacturing technology.

                       RATIO OF EARNINGS TO FIXED CHARGES

      Louisiana-Pacific's ratio of earnings to fixed charges for each of the periods indicated is as follows:

                            Nine Months       Fiscal Year      Fiscal Year       Fiscal Year      Fiscal Year       Fiscal Year
                               Ended             Ended            Ended             Ended            Ended             Ended
                           September 30,      December 31,     December 31,      December 31,     December 31,     December 31,
                                1998              1997             1996              1995             1994             1993
                           -------------      ------------     ------------      ------------     ------------     ------------
Consolidated ratio of
earnings to fixed
charges (unaudited)              --                --               --                --             34.8x             22.2x

Consolidated
deficiency of earnings
to fixed charges
(unaudited)
(in millions)                   $5.6             $150.6           $330.0            $102.0             --               --

      For purposes of calculating these ratios, "earnings" consist of income from continuing operations before income taxes and adjustment for minority interests in consolidated subsidiaries plus fixed charges (excluding capitalized interest). "Fixed charges" consist of interest incurred on indebtedness, amortization of debt expense and an estimated portion of rental expense that is representative of the interest factor under operating leases deemed to be the equivalent of interest.

                         DESCRIPTION OF DEBT SECURITIES

General

      The securities that may be offered by this prospectus consist of up to $500,000,000 of unsecured notes, debentures or other evidences of indebtedness of Louisiana-Pacific (collectively, the "Debt Securities"). Louisiana-Pacific may issue the Debt Securities, in one or more series, under an Indenture, dated as of __________, 1999 (the "Indenture"), between Louisiana-Pacific and ______________, as Trustee (the "Trustee"). A copy of the Indenture is set forth as Exhibit 4.1 to the registration statement and incorporated herein by reference. Except as otherwise defined herein, capitalized terms used herein have the meanings given to them in the Indenture.

      The provisions of the Indenture will generally be applicable to all of the Debt Securities. Selected provisions of the Indenture are described in this prospectus. Additional or different provisions that are applicable to a particular series of Debt Securities will, if material, be described in a prospectus supplement relating to the offering of Debt Securities of that series. Such provisions may include, among other things and to the extent applicable, the following:

      o     the title of such Debt Securities;

      o     any limit on the aggregate principal amount of such Debt Securities;

      o the persons to whom any interest on such Debt Securities will be payable, if other than the registered holders thereof on the regular record date therefor;

      o the date or dates on which the principal of such Debt Securities will be payable;

      o the rate or rates at which such Debt Securities will bear interest, if any, and the date or dates from which such interest will accrue;

      o the dates on which such interest will be payable and the regular record dates for such interest payment dates;

      o the place or places where the principal of and any premium and interest on such Debt Securities will be payable;

      o the period or periods, if any, within which, and the price or prices at which, such Debt Securities may be redeemed, in whole or in part, at the option of Louisiana-Pacific;

      o the obligation, if any, of Louisiana-Pacific to redeem or purchase such Debt Securities pursuant to sinking fund or analogous provisions and the terms and conditions of any such redemption or purchase;

      o the denominations in which such Debt Securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof;

      o the currency or currencies or currency units, if other than currency of the United States of America, in which payment of the principal of and any premium or interest on such Debt Securities will be payable, and the terms and conditions of any elections that may be made available with respect thereto;

      o any index or formula used to determine the amount of payments of principal of and any premium or interest on such Debt Securities;

      o whether such Debt Securities are to be issued in whole or in part in the form of one or more global securities and, if so, the identity of the depositary, if any, for such global securities;

      o the terms and conditions, if any, pursuant to which such Debt Securities are convertible into or exchangeable for common stock or other securities of Louisiana-Pacific or any other person;

      o the principal amount (or any portion of the principal amount) of such Debt Securities which will be payable upon any declaration of acceleration of the maturity of such Debt Securities pursuant to an event of default;

      o the applicability to such Debt Securities of the provisions described in "- Defeasance" below; and

      o     any subordination provisions applicable to such Debt Securities.

      Louisiana-Pacific may issue Debt Securities at a discount from their stated principal amount. Certain federal income tax considerations and other special considerations applicable to any Debt Security issued with original issue discount (an "original issue discount security") may be described in an applicable prospectus supplement.

      If the purchase price of any of the Debt Securities is denominated in a foreign currency or currencies or a foreign currency unit or units or if the principal of and any premium and interest on any of the Debt Securities is payable in a foreign currency or currencies or a foreign currency unit or units, the restrictions, elections, general tax considerations, specific terms, and other information with respect to such Debt Securities and such foreign currency or currencies or foreign currency unit or units will be set forth in an applicable prospectus supplement.

      Unless otherwise indicated in an applicable prospectus supplement, (1) the Debt Securities will be issued only in fully registered form (without coupons) in denominations of $1,000 or integral multiples thereof and (2) payment of principal, premium (if any), and interest on the Debt Securities will be payable, and the exchange, conversion, and transfer of Debt Securities will be registerable, at the office or agency of Louisiana-Pacific maintained for such purposes and at any other office or agency maintained for such purpose. No service charge will be made for any registration of transfer or exchange of the Debt Securities, but Louisiana-Pacific may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

Global Securities

      The Debt Securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary or its nominee identified in an applicable prospectus supplement. Unless and until it is exchanged in whole or in part for Debt Securities in registered form, a global security may not be registered for transfer or exchange except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any nominee to a successor depositary or a nominee of such successor depositary and except in any other circumstances described in an applicable prospectus supplement.

      The specific terms of the depositary arrangement with respect to any portion of a series of Debt Securities to be represented by a global security will be described in an applicable prospectus supplement. Louisiana-Pacific expects that the following provisions will apply to depositary arrangements.

      Unless otherwise specified in an applicable prospectus supplement, Debt Securities which are to be represented by a global security to be deposited with or on behalf of a depositary will be represented by a global security registered in the name of such depositary or its nominee. Upon the deposit of such global security with or on behalf of the depositary for such global security, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the Debt Securities represented by such global security to the accounts of institutions that are participants in such system. The accounts to be credited will be designated by the underwriters or agents of such Debt Securities or by Louisiana-Pacific, if such Debt Securities are offered and sold directly by Louisiana-Pacific.

      Ownership of beneficial interests in Debt Securities represented by a global security will be limited to participants in the book-entry registration and transfer system of the applicable depositary or persons that may hold interests through such participants. Ownership of such beneficial interests by such participants will be shown on, and the transfer of such ownership will be effected only through, records maintained by the depositary or its nominee for such global security. Ownership of such beneficial interests by persons that hold through such participants will be shown on, and the transfer of such ownership will be effected only through, records maintained by such participants. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair your ability to transfer beneficial interests in a global security.

      So long as the depositary for a global security, or its nominee, is the registered owner of such global security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by such global security for all purposes under the Indenture. Unless otherwise specified in an applicable prospectus supplement, owners of beneficial interests in such global security will not be entitled to have any of the Debt Securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any such Debt Securities in certificated form, and will not be considered the owners or holders thereof for any purpose under the Indenture. Accordingly, each person owning a beneficial interest in Debt Securities represented by a global security must rely on the procedures of the applicable depositary and, if such person is not a participant in the book-entry registration and transfer system of the applicable depositary, on the procedures of the participant through which such person owns its interest, to exercise any rights of an owner or holder of Debt Securities under the Indenture.

      Louisiana-Pacific understands that, under existing industry practices, if an owner of a beneficial interest in Debt Securities represented by a global security desires to give any notice or take any action that an owner or holder of Debt Securities is entitled to give or take under Indenture, the applicable depositary would authorize its participants to give such notice or take such action, and such participants would authorize persons owning such beneficial interests through such participants to give such notice or take such action or would otherwise act upon the instructions of such persons.

      Principal of and any premium and interest on Debt Securities represented by a global security will be payable in the manner described in an applicable prospectus supplement. Payment of principal of, and any premium or interest on, such Debt Securities will be made to the applicable depository or its nominee, as the case may be, as the registered owner or the holder of the global security representing such Debt Securities. None of Louisiana-Pacific, the Trustee, any paying agent, or the registrar for such Debt Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in Debt Securities represented by a global security or for maintaining, supervising, or reviewing any records relating to such beneficial ownership interests.

Certain Covenants

      Maintenance of Office or Agency. Louisiana-Pacific will be required to maintain an office or agency in each place of payment for each series of Debt Securities for notice and demand purposes and for the purposes of presenting or surrendering Debt Securities for payment, registration of transfer, or exchange.

      Paying Agents, Etc. If Louisiana-Pacific acts as its own paying agent with respect to any series of Debt Securities, on or before each due date of the principal of or interest on any of the Debt Securities of that series, it will be required to segregate and hold in trust for the benefit of the persons entitled thereto a sum sufficient to pay such amount due and to notify the Trustee promptly of its action or failure so to act. If Louisiana-Pacific has one or more paying agents for any series of Debt Securities, prior to each due date of the principal of or interest on any Debt Securities of that series, it will deposit with a paying agent a sum sufficient to pay such amount, and Louisiana-Pacific will promptly notify the Trustee of its action or failure so to act (unless such paying agent is the Trustee). All moneys paid by Louisiana-Pacific to a paying agent for the payment of principal of and interest on any Debt Securities that remain unclaimed for two years after such principal or interest has become due and payable may be repaid to Louisiana-Pacific, and thereafter the holder of such Debt Securities may look only to Louisiana-Pacific for payment thereof.

      Payment of Taxes and Other Claims. Louisiana-Pacific will be required to pay and discharge, before the same become delinquent, (1) all taxes, assessments, and governmental charges levied or imposed upon Louisiana-Pacific or any subsidiary of Louisiana-Pacific or their properties and (2) all claims that if unpaid would result in a lien on their property and have a material adverse effect on the business, assets, financial condition, or results of operations of Louisiana-Pacific and its subsidiaries, taken as a whole (a "Material Adverse Effect"), unless the same is being contested by proper proceedings.

      Maintenance of Properties. Louisiana-Pacific will be required to cause all properties used in the business of Louisiana-Pacific or any subsidiary of Louisiana-Pacific to be maintained and kept in good condition, repair, and working order and to make any necessary renewals, replacements, and improvements to such properties, except to the extent that the failure to do so would not have a Material Adverse Effect.

      Existence. Louisiana-Pacific will be required to, and will be required to cause its subsidiaries to, preserve and keep in full force and effect their existence, charter rights, statutory rights, and franchises, except to the extent that the failure to do so would not have a Material Adverse Effect.

      Compliance with Laws. Louisiana-Pacific will be required to, and will be required to cause its subsidiaries to, comply with all applicable laws to the extent that the failure to do so would have a Material Adverse Effect.

      Restrictive Covenants. Any restrictive covenants applicable to any series of Debt Securities will be described in an applicable prospectus supplement.

Events of Default

      The following are Events of Default under the Indenture with respect to Debt Securities of any series:

      (1) default in the payment of the principal of (or premium, if any, on) any Debt Security of that series when it becomes due and payable;

      (2) default in the payment of any interest on any Debt Security of that series when it becomes due and payable, and continuance of such default for a period of 30 calendar days;

      (3) default in the making of any sinking fund payment as and when due by the terms of any Debt Security of that series;

      (4) default in the performance, or breach, of any other covenant or warranty of Louisiana-Pacific in the Indenture (other than a covenant included in the Indenture solely for the benefit of a series of Debt Securities other than that series) and continuance of such default for a period of 60 calendar days after written notice thereof has been given to Louisiana- Pacific as provided in the Indenture;

      (5) any nonpayment at maturity or other default (beyond any applicable grace period) under any agreement or instrument relating to any other indebtedness of Louisiana-Pacific, the principal amount of which is not less than $25 million, which default results in such indebtedness becoming due prior to its stated maturity or occurs at the final maturity thereof;

      (6) certain events of bankruptcy, insolvency, or reorganization involving Louisiana-Pacific; and

      (7) any other Event of Default provided with respect to Debt Securities of that series.

      Pursuant to the Trust Indenture Act, the Trustee is required, within 90 calendar days after the occurrence of a default in respect of any series of Debt Securities, to give to the holders of the Debt Securities of such series notice of all such uncured defaults known to it (except that, in the case of a default in the performance of any covenant of the character contemplated in clause (4) of the preceding sentence, no such notice to holders of the Debt Securities of such series will be given until at least 30 calendar days after the occurrence thereof), except that, other than in the case of a default of the character contemplated in clause (1), (2), or (3) of the preceding sentence, the Trustee may withhold such notice if and so long as it in good faith determines that the withholding of such notice is in the interests of the holders of the Debt Securities of such series.

      If an Event of Default (other than an Event of Default described in clause
(6) above) with respect to Debt Securities of any series occurs and is continuing, either the Trustee or the holders of at least 25% in principal amount of the Debt Securities of that series by notice as provided in the Indenture may declare the principal amount (or, if the Debt Securities of that series are original issue discount securities, such portion of the principal amount as may be specified in the terms of that series) of all Debt Securities of that series to be due and payable immediately. However, at any time after a declaration of acceleration with respect to Debt Securities of any series has been made, but before a judgment or decree based on such acceleration has been obtained, the holders of a majority in principal amount of the Debt Securities of that series may, under certain circumstances, rescind and annul such acceleration. See "- Modification and Waiver" below. If an Event of Default described in clause (6) above occurs, then the principal of, premium on, if any, and accrued interest on the Debt Securities of that series will become immediately due and payable without any declaration or other act on the part of the Trustee of any holder of the Debt Securities of that series.

      The Indenture provides that, subject to the duty of the Trustee thereunder during an Event of Default to act with the required standard of care, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders of Debt Securities, unless such holders shall have offered to the Trustee reasonable security or indemnity. Subject to certain provisions, including those requiring security or indemnification of the Trustee, the holders of a majority in principal amount of the Debt Securities of any series will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Debt Securities of that series. In the event that Louisiana-Pacific defaults on the payment of any interest on the Debt Securities for a period of 30 days or defaults on the payment of any principal on the Debt Securities when due and payable and fails, upon demand for such payment made by the Trustee, to make such payments, the Trustee, in its own name, may institute a legal proceeding against Louisiana-Pacific to collect any amounts adjudged to be payable.

      No holder of a Debt Security of any series will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder unless, (1) such holder shall have previously given to the Trustee written notice of a continuing Event of Default, (2) unless the holders of at least 25% in aggregate principal amount of the outstanding Debt Securities of the same series have also made such a written request, (3) such holder or holders have offered reasonable indemnity to the Trustee to institute such proceeding as trustee, (4) the Trustee has not received from the holders of a majority in aggregate principal amount of the outstanding Debt Securities of the same series a direction inconsistent with such request, and (5) the Trustee has failed to institute such proceeding within 60 calendar days. However, such limitations do not apply to a suit instituted by a holder of a Debt Security for enforcement of payment of the principal of and interest on such Debt Security on or after the respective due dates expressed in such Debt Security.

      Louisiana-Pacific is required to furnish to the Trustee annually a statement as to the performance by Louisiana- Pacific of its obligations under the Indenture and as to any default in such performance.

      Any additional Events of Default with respect to any series of Debt Securities, and any variations from the foregoing Events of Default applicable to any series of Debt Securities, will be described in an applicable prospectus supplement.

Modification and Waiver

      Modifications and amendments of the Indenture may be made by Louisiana-Pacific and the Trustee with the consent of the holders of not less than a majority in aggregate principal amount of the Debt Securities of each series affected thereby, except that no such modification or amendment may, without the consent of the holder of each Debt Security affected thereby:

      o change the stated maturity of, or any installment of principal of, or interest on, any Debt Security;

      o reduce the principal amount of, the rate of interest on, or the premium, if any, payable upon the redemption of, any Debt Security;

      o reduce the amount of principal of an original issue discount security payable upon acceleration of the maturity thereof;

      o change the place or currency of payment of principal of, or premium, if any, or interest on any Debt Security;

      o impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security on or after the stated maturity or prepayment date thereof; or

      o reduce the percentage in principal amount of Debt Securities of any series, the consent of the holders of which is required for modification or amendment of the applicable Indenture or for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults.

      The holders of at least a majority in aggregate principal amount of the Debt Securities of any series may on behalf of the holders of all Debt Securities of that series waive, insofar as that series is concerned, compliance by Louisiana-Pacific with certain covenants of the Indenture. The holders of not less than a majority in principal amount of the Debt Securities of any series may, on behalf of the holders of all Debt Securities of that series, waive any past default under the Indenture with respect to that series, except a default in the payment of the principal of, or premium, if any, or interest on, any Debt Security of that series or in respect of a provision which under the Indenture cannot be modified or amended without the consent of the holder of each Debt Security of that series affected thereby.

Defeasance

      Unless otherwise specified in a prospectus supplement applicable to a particular series of Debt Securities, Louisiana- Pacific, at its option, (a) will be deemed to have been discharged from its obligations with respect to the Debt Securities of such series (except for certain obligations, including obligations to register the transfer or exchange of Debt Securities of such series, to replace destroyed, stolen, lost, or mutilated Debt Securities of such series, and to maintain an office or agency in respect of the Debt Securities and hold moneys for payment in trust) or (b) will be released from its obligations to comply with the covenants described under " - Certain Covenants" above (other than the obligations described in the exception to clause (a) of this paragraph) with respect to the Debt Securities of such series, and the occurrence of an event described in clause (4) under " -- Events of Default" above with respect to any defeased covenant and clauses (3), (5), and (6) under " -- Events of Default" above will no longer be an Event of Default with respect to the Debt Securities of such series if, in either case, Louisiana-Pacific irrevocably deposits with the Trustee, in trust, money or direct obligations of the United States of America for the payment of which the full faith and credit of the United States of America is pledged or obligations of an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable at the issuer's option ("U.S. Government Obligations") or certain depositary receipts therefor that through the payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient to pay all the principal of (and premium, if any) and any interest on the Debt Securities of such series on the dates such payments are due in accordance with the terms of such Debt Securities. Such defeasance may be effected only if, among other things:

      o no Event of Default or event which with the giving of notice or lapse or time, or both, would become an Event of Default under the Indenture shall have occurred and be continuing on the date of such deposit;

      o no Event of Default described under clause (6) under "-- Events of Default" above or event that with the giving of notice or lapse of time, or both, would become an Event of Default described under such clause (6) shall have occurred and be continuing at any time on or prior to the 90th calendar day following such date of deposit;

      o in the event of defeasance under clause (1) above, Louisiana-Pacific has delivered an opinion of counsel, stating that (1) Louisiana-Pacific has received from, or there has been published by, the IRS a ruling or (2) since the date of the Indenture there has been a change in applicable federal law, in either case to the effect that, among other things, the holders of the Debt Securities of such series will not recognize gain or loss for United States federal income tax purposes as a result of such deposit or defeasance and will be subject to United States federal income tax in the same manner as if such defeasance had not occurred; and

      o in the event of defeasance under clause (2) above, Louisiana-Pacific has delivered an opinion of counsel to the effect that, among other things, the holders of the Debt Securities of such series will not recognize gain or loss for United States federal income tax purposes as a result of such deposit or defeasance and will be subject to United States federal income tax in the same manner as if such defeasance had not occurred.

      If Louisiana-Pacific fails to comply with its remaining obligations under the Indenture after a defeasance of such Indenture with respect to the Debt Securities of any series as described under clause (2) above and the Debt Securities of such series are declared due and payable because of the occurrence of any undefeased Event of Default, the amount of money and U.S. Government Obligations on deposit with the Trustee may be insufficient to pay amounts due on the Debt Securities of such series at the time of the acceleration resulting from such Event of Default. However, Louisiana-Pacific will remain liable in respect of such payments.

Satisfaction and Discharge

      Louisiana-Pacific, at its option, may satisfy and discharge the Indenture (except for specified obligations of Louisiana-Pacific and the Trustee, including, among others, the obligations to apply money held in trust) when:

      o either (1) all Debt Securities previously authenticated and delivered (subject to specified exceptions relating to Debt Securities that have otherwise been satisfied or provided for) have been delivered to the Trustee for cancellation or (2) all such Debt Securities not theretofore delivered to the Trustee for cancellation have become due and payable, will become due and payable at their stated maturity within one year, or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee, and Louisiana-Pacific has deposited or caused to be deposited with the Trustee as trust funds in trust for such purpose an amount sufficient to pay and discharge the entire indebtedness on such Debt Securities not previously delivered to the Trustee for cancellation, for principal and any premium and interest to the date of such deposit (in the case of Debt Securities which have become due and payable) or to the stated maturity or redemption date, as the case may be;

      o Louisiana-Pacific has paid or caused to be paid all other sums payable under the Indenture by Louisiana- Pacific; and

      o Louisiana-Pacific has delivered to the Trustee an officer's certificate and an opinion of counsel, each to the effect that all conditions precedent relating to the satisfaction and discharge of the Indenture have been satisfied.

Limitations on Merger and Certain Other Transactions

      Prior to the satisfaction and discharge of the Indenture, Louisiana-Pacific may not consolidate with or merge with or into any other person, or transfer all or substantially all of its properties and assets to another person unless:

      o either (1) Louisiana-Pacific is the continuing or surviving person in such a consolidation or merger or (2) the person (if other than Louisiana-Pacific) formed by such consolidation or into which Louisiana-Pacific is merged or to which all or substantially all of the properties and assets of Louisiana-Pacific are transferred (Louisiana-Pacific or such other person being referred to as the "Surviving Person") is a corporation organized and validly existing under the laws of the United States, any state thereof, or the District of Columbia, and expressly assumes, by a supplemental indenture, all the obligations of Louisiana-Pacific under the Debt Securities and the Indenture;

      o immediately after the transaction and the incurrence or anticipated incurrence of any indebtedness to be incurred in connection therewith, no Event of Default exists; and

      o an officer's certificate is delivered to the Trustee to the effect that both of the conditions set forth above have been satisfied and an opinion of outside counsel has been delivered to the Trustee to the effect that the first condition set forth above has been satisfied.

      The Surviving Person will succeed to and be substituted for Louisiana-Pacific with the same effect as if it has been named in the Indenture as a party thereto, and thereafter the predecessor corporation will be relieved of all obligations and covenants under the Indenture and the Debt Securities.

Governing Law

      The Indentures and the Debt Securities will governed by, and construed in accordance with, the laws of the State of New York.

Regarding the Trustee

      The Indenture contains certain limitations on the right of the Trustee, should it become a creditor of Louisiana- Pacific within three months of, or subsequent to, a default by Louisiana-Pacific to make payment in full of principal of or interest on any series of Debt Securities when and as the same becomes due and payable, to obtain payment of claims, or to realize for its own account on property received in respect of any such claim as security or otherwise, unless and until such default is cured. However, the Trustee's rights as a creditor of Louisiana-Pacific will not be limited if the creditor relationship arises from, among other things:

      o the ownership or acquisition of securities issued under any indenture or having a maturity of one year or more at the time of acquisition by the Trustee;

      o certain advances authorized by a receivership or bankruptcy court of competent jurisdiction or by the Indenture;

      o disbursements made in the ordinary course of business in its capacity as indenture trustee, transfer agent, registrar, custodian, or paying agent or in any other similar capacity;

      o indebtedness created as a result of goods or securities sold in a cash transaction or services rendered or premises rented; or

      o the acquisition, ownership, acceptance, or negotiation of certain drafts, bills of exchange, acceptances, or other obligations.

      The Indenture does not prohibit the Trustee from serving as trustee under any other indenture to which Louisiana- Pacific may be a party from time to time or from engaging in other transactions with Louisiana-Pacific. If the Trustee acquires any conflicting interest within the meaning of the Trust Indenture Act of 1939 and there is an Event of Default with respect to any series of Debt Securities, it must eliminate such conflict or resign.

                               PLAN OF DISTRIBUTION

      Louisiana-Pacific may sell the Debt Securities in any of three ways: (1) through underwriters, (2) through agents, or (3) directly to a limited number of institutional purchasers or to a single purchaser. The prospectus supplement with respect to each series of Debt Securities will set forth the terms of the offering of the Debt Securities of such series, including the name or names of any underwriters, the purchase price and the proceeds to Louisiana-Pacific from such sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which the Debt Securities of such series may be listed.

      If underwriters are used in the sale, the Debt Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The Debt Securities may be either offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase Debt Securities will be subject to various conditions precedent and the underwriters will be obligated to purchase all of the Debt Securities of a series if any are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

      Debt Securities may be sold directly by Louisiana-Pacific or through agents designated by Louisiana-Pacific from time to time. Any agent involved in the offer or sale of the Debt Securities in respect of which this prospectus is delivered will be named in, and any commissions payable by Louisiana-Pacific to such agent will be set forth in, the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

      Louisiana-Pacific may authorize agents or underwriters to solicit offers by certain types of institutions to purchase Debt Securities from Louisiana-Pacific at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commissions payable for solicitations of such contracts.

      Agents and underwriters may be entitled under agreements entered into with Louisiana-Pacific to indemnification by Louisiana-Pacific against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for, Louisiana-Pacific in the ordinary course of business.

      Each series of Debt Securities will be a new issue of securities with no established trading market. Any underwriters to whom Debt Securities are sold by Louisiana-Pacific for public offering and sale may make a market in such Debt Securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Louisiana-Pacific cannot give any assurance as to the liquidity of the trading market for any Debt Securities.

                              VALIDITY OF SECURITIES

      Unless otherwise indicated in an applicable prospectus supplement relating to the Debt Securities, the validity of the Debt Securities offered hereby will be passed upon for Louisiana-Pacific by Jones, Day, Reavis & Pogue. Patrick F. McCartan, the managing partner of Jones, Day, Reavis & Pogue, is currently a director of Louisiana-Pacific.

                                      EXPERTS

      The financial statements of Louisiana-Pacific at and for the year ended December 31, 1997 incorporated in this prospectus by reference from Louisiana-Pacific's Annual Report on Form 10-K for the same year, as amended, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

      The financial statements of Louisiana-Pacific at and for the two-year period ended December 31, 1996 incorporated in this prospectus by reference from Louisiana-Pacific's Annual Report on Form 10-K for the year ended December 31, 1997, as amended, have been audited by Arthur Andersen LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                         ABOUT FORWARD-LOOKING STATEMENTS

      Section 27A of the Securities Act and Section 21E of the Exchange Act provide a "safe harbor" for forward-looking statements to encourage companies to provide prospective information about their businesses and other matters as long as those statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those discussed in the statements. This prospectus contains and incorporates by reference, and each prospectus supplement may contain, forward-looking statements. Such statements are or will be based upon the beliefs and assumptions of, and on information available to, the management of Louisiana-Pacific.

      The following statements are or may constitute forward-looking statements:
(1) statements preceded by, followed by or that include the words "may," "will," "could," "should," "believe," "expect," "anticipate," "intend," "plan," "estimate," "potential," "continue" or "future" or the negative or other variations thereof and (2) other statements regarding matters that are not historical facts. Such forward-looking statements are subject to various risks and uncertainties, including the following:

      o risks and uncertainties relating to the possible invalidity of the underlying beliefs and assumptions;

      o possible changes or developments in social, economic, business, industry, market, legal and regulatory circumstances and conditions; and

      o actions taken or omitted to be taken by third parties, including customers, suppliers, business partners, competitors and legislative, regulatory, judicial and other governmental authorities and officials.

In addition to the foregoing and any risks and uncertainties specifically identified in the text surrounding such forward-looking statements, any statements in the reports, proxy statements and other documents referred to in "Where You Can Find More Information" that warn of risks or uncertainties associated with future results, events or circumstances identify important factors that could cause actual results, events and circumstances to differ materially from those reflected in such forward-looking statements.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

      The expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions (which will be described in an applicable prospectus supplement), are estimated as follows:

            Securities and Exchange Commission registration fee ..... $139,000
            Legal fees and expenses..................................  150,000
            Accounting fees and expenses.............................   50,000
            Printing and engraving expenses..........................  100,000
            Trustee's fees and expenses..............................   20,000
            Miscellaneous expenses(1)................................  256,000
                                                                       -------
                      Total.......................................... $715,000

      (1) Includes estimate of blue sky fees and expenses, NASD filing fees, and rating agency fees.

Item 15. Indemnification of Directors and Officers

      The restated certificate of incorporation of Louisiana-Pacific (the "Certificate of Incorporation") generally provides that the directors of Louisiana-Pacific will have no personal liability to Louisiana-Pacific or its stockholders for monetary damages resulting from breaches of their fiduciary duties. However, Louisiana-Pacific's directors nonetheless remain liable for breaches of their duty of loyalty to Louisiana-Pacific and its stockholders, as well as for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law and transactions from which a director derives improper personal benefit. In addition, the Certificate of Incorporation does not absolve directors of liability under Section 174 of the Delaware General Corporation Law, which makes directors personally liable for unlawful dividends or unlawful stock repurchases or redemptions in certain circumstances and expressly sets forth a negligence standard with respect to such liability.

      The Certificate of Incorporation and the bylaws of Louisiana-Pacific (the "Bylaws") provide for the indemnification of the directors and officers of Louisiana-Pacific to the full extent that may be permitted by Section 145 of the Delaware General Corporation Law from time to time, and the Bylaws provide for various procedures relating thereto. Under Section 145 of the Delaware General Corporation Law, directors, officers, employees and other individuals may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation -- a "derivative action") if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of conduct is applicable in the case of a derivative action, but indemnification extends only to expenses (including attorneys' fees) incurred in connection with defense or settlement of such an action and Delaware law requires court approval before there can be any indemnification of expenses where the person seeking indemnification has been found liable to the corporation.

      Louisiana-Pacific maintains insurance policies under which the insurer is required, subject to the terms and conditions specified in such policies, to indemnify any director or officer of Louisiana-Pacific against liabilities and expenses, including without limitation attorneys' fees, judgments, fines and amounts paid in settlement, incurred by such director or officer in his or her capacity as such upon a determination that such director or officer acted in good faith. The premiums for such insurance policies are paid by Louisiana-Pacific.

Item 16. Exhibits

      1.1 Underwriting Agreement (to be filed, as applicable to a particular offering of Debt Securities, as an exhibit to a Current Report on Form 8-K and incorporated herein by reference thereto)

      4.1   Form of Indenture

      4.2 Supplemental Indenture (to be filed, as applicable to a particular offering of Debt Securities, as an exhibit to a Current Report on Form 8-K and incorporated herein by reference thereto)

      5.1   Form of Opinion of Jones, Day, Reavis & Pogue

      12.1  Statement re: Computation of Ratios

      23.1  Consent of Deloitte & Touche, LLP*

      23.2  Consent of Arthur Andersen, LLP*

      23.3  Consent of Jones, Day, Reavis & Pogue (included in Exhibit 5.1)

      24.1  Powers of Attorney

      25.1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 on Form T-1 of ________ to act as trustee under the Indenture*

----------

      * To be filed by amendment

Item 17. Undertakings

      The registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

                  (a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (b) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

      provided, however, that the undertakings set forth in paragraphs (a) and
      (b) above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities registered hereby which remain unsold at the termination of the offering.

            (4) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
      Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
      Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement will be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

            The registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act of 1939.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel for the registrant the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                    SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, Oregon on March 1, 1999.

                                        LOUISIANA-PACIFIC CORPORATION

                                        By  /s/ Gary C. Wilkerson
                                           ----------------------------------
                                           Gary C. Wilkerson
                                           Vice President and General Counsel

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on March 1, 1999.

Signature                                                  Title

                *                          Chairman and Chief Executive Officer
-------------------------------              (principal executive officer) and
          Mark A. Suwyn                      Director

                *                          Vice President, Finance and Treasurer
-------------------------------              (principal financial officer and
        Curtis M. Stevens                    principal accounting officer)

                *                          Director
-------------------------------
         John W. Barter

                *                          Director
-------------------------------
        William C. Brooks

                *                          Director
-------------------------------
        Archie W. Dunham

                *                          Director
-------------------------------
           Paul Hansen

                *                          Director
-------------------------------
         Bonnie G. Hill

                *                          Director
-------------------------------
        Donald R. Kayser

                *                          Director
-------------------------------
       Patrick F. McCartan

                *                          Director
-------------------------------
         Lee C. Simpson

      The undersigned, by signing his name hereto, does sign and execute this registration statement pursuant to the Powers of Attorney executed by the above-named persons and filed as Exhibit 24.1 to this registration statement.

                                                  /s/ Gary C. Wilkerson
                                                  ------------------------
                                                      Gary C. Wilkerson
                                                       Attorney-in-Fact

                                 INDEX TO EXHIBITS

    Exhibit
      No.                               Description
    ------- --------------------------------------------------------------------

      1.1 Underwriting Agreement (to be filed, as applicable to a particular offering of Debt Securities, as an exhibit to a Current Report on Form 8-K and incorporated herein by reference thereto)

      4.1   Form of Indenture

      4.2 Supplemental Indenture (to be filed, as applicable to a particular offering of Debt Securities, as an exhibit to a Current Report on Form 8-K and incorporated herein by reference thereto)

      5.1   Form of Opinion of Jones, Day, Reavis & Pogue

      12.1  Statement re: Computation of Ratios

      23.1  Consent of Deloitte & Touche LLP*

      23.2  Consent of Arthur Andersen LLP*

      23.3  Consent of Jones, Day, Reavis & Pogue (included in Exhibit 5.1)

      24.1  Powers of Attorney

      25.1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 on Form T-1 of ___________ to act as trustee under the Indenture*

----------
      * To be filed by amendment